UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 25, 2018

eHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices) (Zip code)

(650) 584-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement.

On April 25, 2018, eHealth, Inc., (the “Company”) via its wholly-owned subsidiary eHealthInsurance Services, Inc., entered into a Lease Agreement (the “Lease”) with Augustine Bowers LLC (the “Landlord”) to lease approximately 32,492 rentable square feet of office space, located at Santa Clara, California (the “Premises”). The Company entered into the Lease as a result of the upcoming expiration of one of the Company’s leases in Mountain View, California on August 31, 2018. The term of the Lease for the Premises is approximately one hundred twenty-three (123) months (the “Lease Term”), commencing on an estimated date of September 1, 2018 and ending on an estimated date of November 30, 2028. The Company is required to pay monthly base rent for the Premises at an initial rate of $3.85 per rentable square foot of the Premises per month for the first year of the Lease Term. The monthly base rent will thereafter be increased annually by three percent (3%) on approximately the first anniversary of the Lease Term commencement date and each anniversary thereafter during the Lease Term. The total base rent over the Lease Term is expected to be $17,355,585. In addition to such monthly base rent, the Company will pay to the Landlord as additional rent its proportionate share of certain operating expenses, insurance costs and taxes (“Operating Expenses”) for each calendar year during the Lease Term. Base rent and the Company’s share of Operating Expenses will be abated for three months (the second through fourth months of the Lease). The Landlord agrees to deliver the Premises with tenant improvements substantially completed, and to contribute up to $2,436,900 (based on $75 per rentable square foot of the Premises) toward the cost of such improvements. In addition, the Company has an option to extend the Lease for one additional period of sixty (60) months at the end of the Lease Term at the prevailing market rental rate determined pursuant to the terms of the Lease.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Lease Agreement, dated April 25, 2018, between Augustine Bowers LLC and eHealthInsurance Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2018		eHealth, Inc.
	By:	/s/ Jay W. Jennings
Jay W. Jennings
SVP, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Agreement, dated April 25, 2018, between Augustine Bowers LLC and eHealthInsurance Services, Inc.